PricewaterhouseCoopers LLP, 300 Grant Street Pittsburgh, PA 15219 T: (412) 355-6000, F: (412) 355-8089, www.pwc.com CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United States Steel Corporation of our report dated February 3, 2023 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in United States Steel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022. Pittsburgh, Pennsylvania April 28, 2023 /s/ PricewaterhouseCoopers LLP